UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): May 17, 2005


                      NORTHERN STATES FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    000-19300
                            (Commission File Number)


               DELAWARE                                 36-3449727
     (State or other Jurisdiction                    (I.R.S. Employer
          of Incorporation)                         Identification No.)



                             1601 NORTH LEWIS AVENUE
                                   P.O. BOX 39
                            WAUKEGAN, ILLINOIS 60085
                    (Address of Principal Executive Offices)



                                 (847) 244-6000
              (Registrant's Telephone Number, Including Area Code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [  ]   Written communications pursuant to Rule 425 under the Securities
                Act (17 CFR 230.425)

         [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange
                Act (17 CFR 240.14a-12)

         [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.  OTHER EVENTS.
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         Northern States Financial Corporation (the "Company") is a registered bank holding company that holds all of the issued and outstanding shares of the Bank of Waukegan (the "Bank"). The Bank is subject to regulation, supervision and regular examination by the Federal Deposit Insurance Corporation (the "FDIC"), the Illinois Department of Financial and Professional Regulation ("IDFPR") and other regulators.

         Following a joint examination by the FDIC and the IDFPR, the Board of Directors of the Bank approved and signed on May 17, 2005, a memorandum of understanding ("MOU") with the FDIC and IDFPR in connection with certain deficiencies identified during its examination.

         The MOU provides an understanding among the FDIC and the IDFPR and the Bank, that the Bank will correct certain violations of law, including certain violations regarding the Bank Secrecy Act, such as the timeliness of currency transaction reports and the quality of customer identification documentation in connection with the purchases of money orders, and improve its procedures so as to prevent similar violations. In addition, the MOU confirms the understanding among the FDIC and the IDFPR and the Bank, that the Bank will adopt written plans to: (i) lessen the Bank's risk position with respect to certain troubled assets; (ii) improve the Bank's liquidity and lessen its dependence upon volatile liabilities; improve earnings; and (iii) restore Tier 1 Capital to 8% of the Bank's assets should Tier 1 Capital fall below that 8% level. As of March 31, 2005, the Bank's Tier 1 Capital ratio was 8.57%. Under the MOU, the FDIC, the IDFPR and the Bank have also reached an understanding that the Board of Directors will cause a review of the Bank's staffing needs with particular emphasis in the area of loan collections and loan administration. The Bank will report to the FDIC and the IDFPR on a quarterly basis with respect to its progress on these matters. The Bank believes certain other matters addressed in the MOU have already been satisfactorily resolved.

         Management believes that the MOU will have no material impact on the Company's operating results or financial condition and that, unless the Bank fails to adequately address the concerns of the FDIC and the IDFPR, the MOU will not constrain the Company's business. Management is committed to resolving the issues addressed in the MOU as promptly as possible, and has already taken numerous steps to address the identified deficiencies prior to executing the MOU.

         Statements contained in this report that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "plan," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company's loan and lease portfolios, uncertainty regarding the Company's ability to ultimately recover on the surety bonds and cash held by the bankruptcy trustee relating to equipment lease pools and other loans currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality

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or composition of the Company's loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company's market area, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements.

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                          NORTHERN STATES FINANCIAL CORPORATION


Date:  May 18, 2005                       By:  /s/ Thomas M. Nemeth
                                              ----------------------------------
                                              Thomas M. Nemeth
                                              Vice President and Treasurer

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